Exhibit 99.1
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PRESS RELEASE                           FOR IMMEDIATE RELEASE



HYDE ATHLETIC INDUSTRIES, INC.
13 Centennial Drive
Peabody, MA 01960


Contact:  Charles Gottesman                  Phone:    (978) 532-9000
          Executive Vice President                     (978) 532-4956
          Chief Operating Officer

Date:     May 21, 1998


Hyde Approves New Name -- Saucony, Inc. -- and New Stock Symbols -- SCNYA and SCNYB


Hyde Athletic Industries, Inc. is pleased to announce that the Company's shareholders have approved the name change of the Company to Saucony, Inc. As a result, effective Friday, May 22, 1998 the Company's Class A Common Stock and Class B Common Stock will trade under the new symbols SCNYA and SCNYB, respectively. The Common Stock will continue to trade on the NASDAQ exchange.

"This name change represents an underlying restructuring of the Company to focus on its core user, the performance-oriented, multi-sport athlete," said John Fisher, Chairman and Chief Executive Officer of Saucony, Inc. "The Company has been refining its culture and operating procedures over the course of many months. The new name creates a clear corporate identity to our loyal user base as well as shareholders, employees, and customers."

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Hyde Athletic Industries, Inc. designs, develops, manufactures and markets (i) a broad line of performance-oriented athletic shoes for adults under the Saucony(R) brand name, (ii) high- quality bicycles and bicycle frames under the Quintana Roo(R) and Merlin(R) names, (iii) athletic apparel under the Hind(R) brand name and (iv) shoes for coaches and officials under the Spot-Bilt(R) name.